Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Focus Gold Corporation, (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1)    The annual report on form 10-K/A of the Company for the year ended February 28, 2014 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 15, 2014	By:	/s/ Michael Choo
Michael Choo Chairman, Chief Executive Officer, and sole Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.